Exhibit 99.1
Marathon Petroleum Corp. Reports Second-Quarter 2024 Results
•Second-quarter net income attributable to MPC of $1.5 billion, or $4.33 per diluted share; adjusted net income of $1.4 billion, or $4.12 per diluted share
•Adjusted EBITDA of $3.4 billion and net cash provided by operating activities of $3.2 billion, reflecting strong operational and commercial performance
•Advanced Midstream growth; $1.6 billion segment adjusted EBITDA in the second quarter, up 6% year-over-year, focused in the Permian and Marcellus
•MPC received $550 million quarterly distribution from MPLX, demonstrating the value of the strategic relationship
•Returned $3.2 billion of capital through $2.9 billion of share repurchases and $290 million of dividends

FINDLAY, Ohio, Aug 6, 2024 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $1.5 billion, or $4.33 per diluted share, for the second quarter of 2024, compared with net income attributable to MPC of $2.2 billion, or $5.32 per diluted share, for the second quarter of 2023.
Adjusted net income was $1.4 billion, or $4.12 per diluted share, for the second quarter of 2024. Adjustments are shown in the accompanying release tables.
The second quarter of 2024 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $3.4 billion, compared with $4.5 billion for the second quarter of 2023. Adjustments are shown in the accompanying release tables.
“Our second quarter results reflect our commitment to peer-leading operational and commercial performance,” said President and Chief Executive Officer Maryann Mannen. “Overall, the business generated $3.2 billion of net cash provided by operating activities and we returned $3.2 billion through share repurchases and dividends during the quarter. We continue to execute disciplined, high-return refining investments and advance attractive midstream growth opportunities.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Refining & Marketing Segment
Segment income from operations	$1,319	$2,287	$2,085	$5,319
Add: Depreciation and amortization	470	484	930	948
Refining planned turnaround costs	183	392	831	749
Refining & Marketing segment adjusted EBITDA	1,972	3,163	3,846	7,016

Midstream Segment
Segment income from operations	1,275	1,201	2,521	2,414
Add: Depreciation and amortization	345	331	688	648
Midstream segment adjusted EBITDA	1,620	1,532	3,209	3,062

Subtotal	3,592	4,695	7,055	10,078
Corporate	(223)	(183)	(451)	(367)
Add: Depreciation and amortization	23	19	47	38
Adjusted EBITDA	$3,392	$4,531	$6,651	$9,749

Refining & Marketing (R&M)
Segment adjusted EBITDA was $2.0 billion in the second quarter of 2024, versus $3.2 billion for the second quarter of 2023. R&M segment adjusted EBITDA was $7.07 per barrel for the second quarter of 2024, versus $11.88 per barrel for the second quarter of 2023. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $183 million in the second quarter of 2024 and $392 million in the second quarter of 2023. The decrease in segment adjusted EBITDA was driven primarily by lower market crack spreads.
R&M margin was $17.37 per barrel for the second quarter of 2024, versus $22.10 per barrel for the second quarter of 2023. Crude capacity utilization was approximately 97%, resulting in total throughput of 3.1 million barrels per day for the second quarter of 2024.
Refining operating costs per barrel were $4.97 for the second quarter of 2024, versus $5.15 for the second quarter of 2023.
Midstream
Segment adjusted EBITDA was $1.6 billion in the second quarter of 2024, versus $1.5 billion for the second quarter of 2023. The results were primarily driven by higher rates, higher volumes, and contributions from recently acquired assets.
Corporate and Items Not Allocated
Corporate expenses totaled $223 million in the second quarter of 2024, compared with $183 million in the second quarter of 2023. The variance was primarily driven by $30 million of expense related to the decommissioning of non-operating assets.
Financial Position, Liquidity, and Return of Capital
As of June 30, 2024, MPC had $8.5 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility.

In the second quarter, the company returned approximately $3.2 billion of capital to shareholders through $2.9 billion of share repurchases and $290 million of dividends. Through July 31, the company repurchased an additional $0.9 billion of company shares. The company currently has $5.8 billion available under its share repurchase authorizations.
Strategic and Operations Update
MPC’s 2024 capital spending plan includes high return investments at its Los Angeles and Galveston Bay refineries. In addition to these multi-year investments, the company is executing on shorter-term projects that offer high returns targeted at enhancing refinery yields, improving energy efficiency, and lowering costs.
MPLX is advancing growth projects anchored in the Permian and Marcellus basins. MPLX’s integrated footprints in these basins have positioned the partnership with a steady source of opportunities to expand its value chains. In the Utica, gathering and processing volumes continue to grow, inclusive of the assets acquired in March 2024.
In the third quarter, Preakness ll, a 200 million cubic feet per day (mmcf/d) processing plant located in the Permian, began operations. MPLX also acquired an additional 20% interest in the BANGL natural gas liquids pipeline. MPLX and its partners in the Whistler Pipeline joint venture announced the FID on the Blackcomb natural gas pipeline, connecting the Permian to domestic and export markets along the Gulf Coast.

Third-Quarter 2024 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.35
Distribution costs (in millions)	$1,550
Refining planned turnaround costs (in millions)	$330
Depreciation and amortization (in millions)	$485

Refinery throughputs (mbpd):
Crude oil refined	2,645
Other charge and blendstocks	200
Total	2,845

Corporate (includes $20 million of D&A)	$200

(a)Excludes refining planned turnaround and depreciation and amortization expense.

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Kenan Kinsey, Supervisor, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, diversity, equity and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “endeavor”, “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “progress”, “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive”, “target,” “trends”, “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”), or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, inflation or rising interest rates; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the imposition of windfall profit taxes or maximum refining margin penalties on companies operating within the energy industry in California or other jurisdictions; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2023, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2024	2023	2024	2023
Revenues and other income:
Sales and other operating revenues	$37,914	$36,343	$70,620	$71,207
Income from equity method investments	373	199	577	332
Net gain (loss) on disposal of assets	(1)	13	19	16
Other income	76	269	357	346
Total revenues and other income	38,362	36,824	71,573	71,901
Costs and expenses:
Cost of revenues (excludes items below)	33,945	31,762	63,538	61,056
Depreciation and amortization	838	834	1,665	1,634
Selling, general and administrative expenses	823	704	1,602	1,395
Other taxes	234	219	462	450
Total costs and expenses	35,840	33,519	67,267	64,535
Income from operations	2,522	3,305	4,306	7,366
Net interest and other financial costs	194	142	373	296
Income before income taxes	2,328	3,163	3,933	7,070
Provision for income taxes	373	583	666	1,406
Net income	1,955	2,580	3,267	5,664
Less net income attributable to:
Redeemable noncontrolling interest	5	23	15	46
Noncontrolling interests	435	331	800	668
Net income attributable to MPC	$1,515	$2,226	$2,452	$4,950

Per share data
Basic:
Net income attributable to MPC per share	$4.34	$5.34	$6.90	$11.49
Weighted average shares outstanding (in millions)	349	417	355	430

Diluted:
Net income attributable to MPC per share	$4.33	$5.32	$6.88	$11.44
Weighted average shares outstanding (in millions)	350	419	356	432

Income Summary (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Refining & Marketing	$1,319	$2,287	$2,085	$5,319
Midstream	1,275	1,201	2,521	2,414
Corporate	(223)	(183)	(451)	(367)
Income from operations before items not allocated to segments	2,371	3,305	4,155	7,366
Items not allocated to segments:
Gain on sale of assets	151	—	151	—
Income from operations	$2,522	$3,305	$4,306	$7,366

Capital Expenditures and Investments (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Refining & Marketing	$304	$243	$595	$664
Midstream	241	273	568	514
Corporate(a)	24	46	42	74
Total	$569	$562	$1,205	$1,252

(a)Includes capitalized interest of $12 million, $13 million, $24 million and $34 million for the second quarter 2024, the second quarter 2023, the first six months of 2024 and the first six months of 2023, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Refining & Marketing margin(a)	$17.37	$22.10	$18.12	$24.08
Less:
Refining operating costs(b)	4.97	5.15	5.51	5.41
Distribution costs(c)	5.42	5.15	5.66	5.21
Other (income) loss(d)	(0.09)	(0.08)	(0.42)	0.01
Refining & Marketing segment adjusted EBITDA	7.07	11.88	7.37	13.45
Less:
Refining planned turnaround costs	0.66	1.47	1.59	1.43
Depreciation and amortization	1.68	1.82	1.78	1.82
Refining & Marketing income from operations	$4.73	$8.59	$4.00	$10.20

Fees paid to MPLX included in distribution costs above	$3.55	$3.55	$3.75	$3.61

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income or loss from equity method investments, net gain or loss on disposal of assets and other income or loss.

Refining & Marketing - Supplemental Operating Data	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Refining & Marketing refined product sales volume (mbpd)(a)	3,742	3,581	3,510	3,467
Crude oil refining capacity (mbpcd)(b)	2,950	2,898	2,950	2,898
Crude oil capacity utilization (percent)(b)	97	93	90	91

Refinery throughputs (mbpd):
Crude oil refined	2,867	2,698	2,647	2,632
Other charge and blendstocks	198	227	217	249
Net refinery throughputs	3,065	2,925	2,864	2,881

Sour crude oil throughput (percent)	45	46	45	44
Sweet crude oil throughput (percent)	55	54	55	56

Refined product yields (mbpd):
Gasoline	1,527	1,497	1,448	1,503
Distillates	1,144	1,033	1,043	1,029
Propane	68	67	66	67
NGLs and petrochemicals	237	227	202	192
Heavy fuel oil	46	61	58	46
Asphalt	80	83	81	83
Total	3,102	2,968	2,898	2,920
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	90	43	82	44

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$15.86	$19.24	$17.22	$22.36
Refining operating costs	3.73	3.52	4.29	3.99
Refining planned turnaround costs	0.28	0.32	1.80	1.37
Refining depreciation and amortization	1.36	1.42	1.45	1.43

Gulf Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Refinery throughputs (mbpd):
Crude oil refined	1,192	1,131	1,087	1,044
Other charge and blendstocks	162	186	172	191
Gross refinery throughputs	1,354	1,317	1,259	1,235

Sour crude oil throughput (percent)	55	54	56	48
Sweet crude oil throughput (percent)	45	46	44	52

Refined product yields (mbpd):
Gasoline	639	661	604	642
Distillates	512	468	456	435
Propane	39	39	37	38
NGLs and petrochemicals	139	131	125	113
Heavy fuel oil	40	33	48	18
Asphalt	15	19	15	19
Total	1,384	1,351	1,285	1,265
Inter-region refinery transfers included in throughput and yields above (mbpd)	51	27	46	22

Mid-Continent Region	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$17.58	$23.94	$18.14	$25.36
Refining operating costs	4.86	5.19	5.15	5.23
Refining planned turnaround costs	1.19	1.75	1.16	1.11
Refining depreciation and amortization	1.46	1.56	1.55	1.56

Refinery throughputs (mbpd):
Crude oil refined	1,157	1,111	1,094	1,111
Other charge and blendstocks	81	61	79	68
Gross refinery throughputs	1,238	1,172	1,173	1,179

Sour crude oil throughput (percent)	26	27	27	27
Sweet crude oil throughput (percent)	74	73	73	73

Refined product yields (mbpd):
Gasoline	638	607	613	614
Distillates	440	410	414	423
Propane	21	20	20	20
NGLs and petrochemicals	63	60	49	49
Heavy fuel oil	14	16	15	13
Asphalt	64	63	65	64
Total	1,240	1,176	1,176	1,183
Inter-region refinery transfers included in throughput and yields above (mbpd)	12	8	13	7

West Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$20.54	$25.42	$20.31	$25.28
Refining operating costs	7.40	9.10	8.46	8.78
Refining planned turnaround costs	0.26	3.80	1.84	2.21
Refining depreciation and amortization	1.30	1.48	1.41	1.42

Refinery throughputs (mbpd):
Crude oil refined	518	456	466	477
Other charge and blendstocks	45	23	48	34
Gross refinery throughputs	563	479	514	511

Sour crude oil throughput (percent)	63	72	64	72
Sweet crude oil throughput (percent)	37	28	36	28

Refined product yields (mbpd):
Gasoline	280	251	262	265
Distillates	207	163	185	177
Propane	8	8	9	9
NGLs and petrochemicals	38	41	33	38
Heavy fuel oil	34	20	29	27
Asphalt	1	1	1	—
Total	568	484	519	516
Inter-region refinery transfers included in throughput and yields above (mbpd)	27	8	23	15

Midstream Operating Statistics (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Pipeline throughputs (mbpd)(a)	6,129	6,032	5,759	5,865
Terminal throughputs (mbpd)	3,197	3,180	3,063	3,136
Gathering system throughputs (million cubic feet per day)(b)	6,614	6,159	6,420	6,259
Natural gas processed (million cubic feet per day)(b)	9,568	8,934	9,470	8,771
C2 (ethane) + NGLs fractionated (mbpd)(b)	665	583	649	588

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Select Financial Data (unaudited)

	June 30, 2024	March 31, 2024
(In millions)
Cash and cash equivalents	$4,441	$3,175
Short-term investments	4,058	4,399
Total consolidated debt(a)	28,937	27,289
MPC debt	6,865	6,845
MPLX debt	22,072	20,444
Redeemable noncontrolling interest	202	561
Equity	27,886	29,210
Shares outstanding	341	355

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Income Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted income per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted income per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted income per share should not be considered as a substitute for, or superior to net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted income per share may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Net income attributable to MPC	$1,515	$2,226	$2,452	$4,950
Pre-tax adjustments:
Gain on sale of assets	(151)	—	(151)	—
Tax impact of adjustments(a)	23	—	23	—
Non-controlling interest impact of adjustments	55	—	55	—
Adjusted net income attributable to MPC	$1,442	$2,226	$2,379	$4,950

Diluted income per share	$4.33	$5.32	$6.88	$11.44
Adjusted diluted income per share	$4.12	$5.32	$6.67	$11.44

(a)Income taxes for the three and six months ended June 30, 2024 were calculated by applying a federal statutory rate and a blended state tax rate to the pre-tax adjustments after non-controlling interest. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Net income attributable to MPC	$1,515	$2,226	$2,452	$4,950
Net income attributable to noncontrolling interests	440	354	815	714
Provision for income taxes	373	583	666	1,406
Net interest and other financial costs	194	142	373	296
Depreciation and amortization	838	834	1,665	1,634
Refining planned turnaround costs	183	392	831	749
Gain on sale of assets	(151)	—	(151)	—
Adjusted EBITDA	$3,392	$4,531	$6,651	$9,749

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2024	2023	2024	2023
Refining & Marketing segment adjusted EBITDA	$1,972	$3,163	$3,846	$7,016
Plus (Less):
Depreciation and amortization	(470)	(484)	(930)	(948)
Refining planned turnaround costs	(183)	(392)	(831)	(749)
Selling, general and administrative expenses	670	596	1,299	1,188
(Income) loss from equity method investments	(19)	(17)	(42)	19
Net gain on disposal of assets	—	—	—	(3)
Other income	(49)	(241)	(293)	(292)
Refining & Marketing gross margin	1,921	2,625	3,049	6,231
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,633	2,748	5,781	5,493
Depreciation and amortization	470	484	930	948
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(106)	95	(179)	28
Other taxes included in Refining & Marketing margin	(73)	(69)	(132)	(140)
Refining & Marketing margin	$4,845	$5,883	$9,449	$12,560

Refining & Marketing margin by region:
Gulf Coast	$1,882	$2,259	$3,802	$4,910
Mid-Continent	1,961	2,535	3,831	5,379
West Coast	1,002	1,089	1,816	2,271
Refining & Marketing margin	$4,845	$5,883	$9,449	$12,560

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.